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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2006, the Company submitted a request for a hearing to the NASD per NASD Rule 6530. The Company currently trades under the temporary symbol PWCLE, imposed by the NASD OTC BB that is implemented for certain OTC BB issuers and is intended to advise investors that companies have 30 Days to satisfy Rule 6530 requirements.

In September, 2006, PowerCold Corporation received a NASD, Inc. Staff notice stating that the Company was not in compliance with NASD Rule 6530, related to its reporting obligations under the Securities and Exchange Act of 1934. The Staff notice did recite that the Company’s “filings were, in fact, filed on a timely and complete basis when originally due”. The Company has devoted, and is continuing to expend significant time and resources to ensure that all requirements for compliance will be achieved.

Item 8.01 Other Events.

See Item 3.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chairman and CEO

Date: October 18, 2006